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                                                                    Exhibit 3.6

                                    BY-LAWS

                                       OF

                              STAR-KIST SAMOA, INC.

                                   ARTICLE I

                                THE SHAREHOLDERS

         Section 1. Place of Meetings. Meetings of shareholders shall be held in any place within or without the State of California which may be designated either by the Board of Directors or by written consent of all the shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation. In the absence of any such designation or consent, shareholders' meetings shall be held at the principal office of the corporation.

         Section 2. Annual Meeting. The annual meeting of shareholders shall be held on the FIRST TUESDAY OF OCTOBER OF EACH YEAR AT 1:00 P.M.; provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter which is not a legal holiday. At the annual meeting, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders, except that action shall not be taken on any of the following proposals unless written notice of the general nature of the business or proposal has been included within the notice of the annual meeting as provided in ARTICLE I, Section 3, hereof:

                  (a) A proposal to sell, lease, convey, exchange, transfer, or otherwise dispose of all or substantially all of the property or assets of the corporation except as provided in Section 3900 of the California Corporations Code.

                  (b) A proposal to merge or consolidate with another corporation, domestic or foreign.

                  (c) A proposal to reduce the stated capital of the corporation.

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                  (d)    A proposal to amend the Articles of Incorporation.

                  (e)    A proposal to wind up and dissolve the corporation.

                  (f) A proposal to adopt a plan of distribution of shares, securities, or any consideration other than money in the process of winding up.

         Section 3. Notice of Annual Meeting. A written notice setting forth the place, the day and the hour of the annual meeting shall be given to each shareholder of record, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for such purpose not less than 7 days before such meeting.

         Section 4. Special Meetings. Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the President or the Board of Directors or one or more shareholders holding not less than one-fifth of the voting power of the corporation. Such shareholders shall make a request for such meeting in writing, addressed to the President, Vice-President or Secretary of the corporation, and delivered to such officer in person or sent to him by registered mail. Upon receipt of such request, the officer forthwith shall cause notice to be given in the same manner as provided by ARTICLE I, Section 3, of these By-Laws to shareholders entitled to vote that a meeting will be held at a time fixed by the officer, not less than 10 nor more than 60 days after his receipt of the request. If such notice is not given within 7 days after the date of delivery or the date of mailing of the request for the meeting, the persons calling the meeting may fix the time of meeting and give the notice thereof in the manner provided by ARTICLE I, Section 3, of these By-Laws.

         Section 5. Adjourned Meetings. Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such a meeting.

         Section 6. Notice of Adjourned Meeting. When a meeting is adjourned for less than 30 days, it is not necessary to give any notice of the time and place of adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

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         Section 7. Absentees' Consent to Meeting. The transactions of any meeting of shareholders, however called and noticed, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. Executors, administrators, guardians, trustees, and other fiduciaries entitled to vote shares may sign such waivers, consents and approvals. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Any meeting is valid, wherever held, if held by the written consent of all persons entitled to vote thereat, either given before or after the meeting and filed with the Secretary of the corporation.

         Section 8. Action without Meeting. Any action which under the provisions of the California General Corporation Law may be taken at a meeting of the shareholders, except approval of an agreement for the merger or consolidation of the corporation with other corporations, may be taken without a meeting if authorized by a writing signed by all of the persons who would be entitled to vote upon such action at a meeting and filed with the Secretary of the corporation.

         Section 9. Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting constitutes a quorum for the transaction of business. Shares shall not be counted to make up a quorum for a meeting if voting of them at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 10. Determination of Shareholders of Record. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of the shareholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall be not more than 50 days prior to the date of the meeting or event for the purposes for which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights, or to exercise their rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date. The Board of Directors may close the books of the corporation

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against transfers of shares during the whole or any part of the period not more than 50 days prior to the date of the shareholders' meeting, the date when the right to any dividend, distribution or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

         Section 11. Persons Entitled to Vote. Subject to the provisions of Sections 2218 to 2223, inclusive, of the Corporations Code of the State of California, only persons in whose name shares entitled to vote stand on the stock records of the corporation on the day 3 days prior to any meeting of the shareholders, or, if some other day is fixed for the determination of shareholders of record, then on such other day, are entitled to vote at the meeting.

         Section 12. Votes per Share. Each person entitled to vote is entitled to one vote for each share held by him, except that every shareholder entitled to vote at any election for directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as he sees fit. No voting rights shall attach to any fractional part of a share of stock.

         Section 13. Consents. Subject to the provisions of Sections 2218 to 2223, inclusive, of the Corporations Code of the State of California, written consents with respect to any shares may be given by and shall be accepted from the persons in whose names the shares stand on the books of the corporation at the time the respective consents are given, or by their proxy. Any shareholder giving a written consent, or such shareholder's proxy, transferee or personal representative or their respective proxies, may revoke the consent prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter.

         Section 14. Proxies.

         (a) Every person entitled to vote or execute consents, including executors, administrators, guardians, trustees and other fiduciaries, may do so either in person or by one or more agents authorized by written proxy executed by the person or his duly authorized agent and filed with the Secretary of the corporation. Such proxy shall not be valid after the expiration of 11 months from the date of its execution unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed 7 years from the date of its execution.

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         (b)   A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted or the authority exercised, written notice of the death or incapacity is given to the corporation. Any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the corporation, but the powers of the proxy holder are suspended, except in the case of a proxy coupled with an interest which states the fact on its face, if the person executing the proxy is present at the meeting and elects to vote in person.

         Section 15. Inspectors of Election.

         (a) In advance of any meeting of shareholders, the Board of Directors may appoint inspectors of election to act at the meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any meeting of shareholders may, and on the request of any shareholder or his proxy shall, appoint inspectors of election at the meeting.

         (b) The number of inspectors shall be either one or three. If ap-pointed at a meeting at the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the person acting as Chairman.

         (c) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes, ballots, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.

         (d) On request of the chairman of the meeting or of any shareholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them.

         Section 16. Order of Business. The following order of business shall be observed, insofar as practicable, at all meetings of shareholders;

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                  (a)      Proof of due notice, waiver thereof, or consent to
         the meeting.

                  (b) The ascertainment of what shares are represented at the meeting and whether a quorum is present.

                  (c)      The reading and disposal of any unapproved minutes.

                  (d)      Reports of officers.

                  (e)      Reports of committees.

                  (f)      Unfinished business.

                  (g)      Election of directors.

                  (h)      New business.

                                   ARTICLE II

                                    DIRECTORS

         Section 1. Powers. Except as limited by the California General Corporation Law, the Articles of Incorporation and these By-Laws, all corporate powers shall be exercised by or under authority of, and the business and affairs of this corporation shall be controlled by, its Board of Directors.

         Section 2. Number, Election and Qualifications. A Board of FIVE (5) directors shall be chosen annually by the shareholders at the annual meeting. Directors need not be shareholders in the corporation. Elections for directors need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins.

         Section 3. Term of Office. Directors named in the Articles of Incorporation shall hold office until the next annual meeting of shareholders and until their successors are elected either at an annual or special meeting of the shareholders. Directors, other than those named in the Articles of Incorporation, shall hold office until the next annual meeting and until their successors are duly elected.

         Section 4. Vacancies, how occurring.

         (a)      A vacancy in the Board of Directors exists in the event of the

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happening of any of the following events:

                  (1)      The death, resignation or removal of any director.

                  (2)      The authorized number of directors is increased.

                  (3) At any annual, regular or special meeting of shareholders at which any director is elected, the shareholders fail to elect the full authorized number of directors to be voted for at that meeting.

         (b) The Board of Directors may declare vacant the office of a director in any of the following cases:

                  (1) if he is declared of unsound mind by an order of court or finally convicted of a felony.

                  (2) If within 60 days after notice of his election he does not accept the office either in writing or by attending a meeting of the Board of Directors.

         Section 5. Vacancies, how filled.

         (a) Vacancies may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until his successor is elected at an annual, regular or special meeting of the shareholders.

         (b) The shareholders may elect a director at any time to fill the vacancy not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders may elect a successor to take office when the resignation becomes effective. A reduction of the authorized number of directors does not remove any director prior to the expiration of his term of office.

         Section 6. Removal. The entire Board of Directors or any individual director may be removed from office by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors. However, unless the entire Board is removed, an individual director shall not be removed if the number of shares voted against the resolution for his removal exceeds the quotient arrived at when the total number of outstanding shares entitled to vote is divided by one plus the authorized number of directors. If any or all directors are so removed, new directors may be elected at the same meeting. Whenever a class

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or series of shares is entitled to elect one or more directors under authority granted by the Articles of Incorporation, the provision of this by-law shall apply to the vote of that class Or series and not to the vote of the outstanding shares as a whole.

         Section 7. Place of Meetings. Meetings of the Board of Directors shall be held at any place within or without the State of California which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation or consent, meetings shall be held at the principal office of the corporation.

         Section 8. Organizational Meetings. Immediately following each annual meeting of shareholders, the Board of Directors shall hold an organizational meeting for the purpose of election of officers and the transaction of other business. Notice of such meeting is hereby dispensed with.

         Section 9. Regular Meetings. Regular meetings of the Board of Directors shall be held on THE FIRST TUESDAY OF OCTOBER OF EACH YEAR AT 2:00 P.M. If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter. No notice need be given of such regular meetings.

         Section 10. Special Meetings. Special meetings of the Board of Directors may be called by the President, or, if he is absent or is unable or refuses to act, by any Vice-President or by any two directors.

         Section 11. Notice of Meetings. Except in the case of organizational and regular meetings for which notice has been dispensed with in Sections 8 and 9 of this ARTICLE II, written notice of the time and place of the meetings of the Board of Directors shall be delivered personally to each director or sent to each director by mail or by other form of written communication at least 7 days before the meeting. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of directors are regularly held. Notice of the time and place of holding of an adjourned meeting of the Board of Directors need not be given to absent directors if the time and place are fixed at the meeting adjourned.

         Section 12. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof.

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All such waivers, consents or approvals shall be filed with the corporate records and made a part of the minutes of the meeting. Any meeting is valid, wherever held, if held upon the written consent of all members Of the Board given either before or after the meeting and filed with the Secretary of the corporation.

         Section 13. Quorum. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless the California Corporations Code, the Articles of Incorporation or these By-Laws requires a greater number. In the absence of a quorum, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board.

         Section 14. Executive Committee. The Board of Directors may appoint an executive committee, to be composed of two or more directors, and may delegate to such executive committee any of the powers and authority of the Board in the management of the business and affairs of the corporation, except the power to declare dividends and to adopt, amend or repeal by-laws.

         Section 15. Loans. The vote or written consent of the holders of two-thirds of the shares of all classes, regardless of limitations on voting rights, other than shares held by the benefited director, officer or shareholder, shall be obtained before this corporation makes any loan of money or property to or guarantees the obligation of:

                  (a) Any director or officer of the corporation, any director or officer of any of its holding corporations, or any director or officer of any of its subsidiary corporations, directly or indirectly.

                  (b) Any person upon the security of the shares of the corporation or the shares of any of its holding corporations or the shares of subsidiary corporations.

         Section 16. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors under the provisions of the California General Corporation Law may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

                                   ARTICLE III

                                    OFFICERS

         Section 1. Enumeration and Qualifications. The officers of this corporation shall be a President, one or more Vice-Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors shall from time to time appoint. Any one person may hold two or more offices, except

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that the offices of President and Secretary may not be held by the same person.

         Section 2. Election and Tenure. The officers shall be chosen annually by the Board of Directors at its annual meeting, or as soon after such annual meeting as may conveniently be possible. Each officer shall hold office until his successor is chosen and qualified, or until his death or until he shall have resigned or shall have been removed in the manner provided in Section 3 of this
ARTICLE III.

         Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5. Compensation. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation or by reason of his having voted upon the resolution providing for such salary.

         Section 6. The President. The President shall have active executive management of the operations of the corporation, subject, however, to the control of the Board of Directors and Executive Committee. He shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board of Directors or the Executive Committee.

         Section 7. The Vice-Presidents. The Vice-Presidents shall, in the order designated by the Board of Directors, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

         Section 8. The Secretary. The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the shareholders and of the Board of Directors, shall see that all notices are duly given in accordance with the provisions of these By-Laws

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and as required by law; shall be custodian of the records and of the seal of the corporation and see that the seal is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions Of these By-Laws; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board of Directors or by the President.

         Section 9. The Treasurer. The Treasurer shall be the financial officer of the corporation; shall have charge and custody of, and be responsible for, all funds of the corporation and deposit all such funds in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; shall receive and give receipts for moneys due and payable to the corporation from any source whatsoever; and in general perform all the duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Directors and the President. The Treasurer shall render to the President and the Board of Directors, whenever the same shall be required, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall, if required so to do by the Board of Directors, give the corporation a bond in such amount and with such surety or sureties as may be ordered by the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 10. Assistants and Subordinates. Any duty to be performed by an officer of this corporation may be performed by his duly authorized assistant officer.

                                   ARTICLE IV

                                CORPORATE RECORDS

         Section 1. Minute Book. This corporation shall keep at the principal office, or such other place as the Board of Directors may order, a book of minutes of all meetings of its directors and of its shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

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         Section 2. Accounts. This corporation shall keep and maintain adequate and correct accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

         Section 3. Share Register. This corporation shall keep, at the principal office or at the office of its transfer agent, a share register or a duplicate share register showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         Section 4. Annual Report. The Board of Directors shall cause an annual report to be prepared and sent to each shareholder not later than 120 days after the close of the fiscal year of the corporation. The annual report shall be prepared from the books and accounts, shall be in accordance therewith, shall be prepared in a form sanctioned by sound accounting practice for the particular kind of business carried on by this corporation, shall be certified by the President, Secretary, Treasurer, or a public accountant, and shall include the following financial statements:

                  (a) A balance sheet as of the closing date, which shall set forth

                           (1) The bases employed in stating the valuation of
                  the assets and any changes in such bases during the preceding year.

                           (2) The amount of the surplus, the sources thereof,
                  and any changes therein during the preceding year.

                           (3) The number of shares of each class of stock
                  authorized and outstanding and the number of shares, if any, carried as treasury shares, the cost thereof, and the source from which such cost was paid.

                           (4) The amounts, if any, of loans or advances to or
                  from officers, shareholders and employees.

                  (b) A statement of income or profit and loss for the year ended on such closing date, which shall be of such form as to disclose the amount of income or loss, in such classification

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         as may be appropriate to the business of the corporation, and the additions thereto and deductions therefrom, setting forth in particular the amounts of depreciation, depletion, amortization, interest, and extraordinary income or charges, whether or not included in operating income, and the ammount and nature of income from subsidiary corporations.

         Section 5. Financial Report on Request. Shareholders holding at least 10 per cent of the number of outstanding shares of the corporation may make a written request to the Secretary, Assistant Secretary or Treasurer of the corporation for a statement of its affairs in case no full or adequate statement has been given in written form to its shareholders within the preceding six months. The statement shall be certified in the same manner as the annual report and be delivered or mailed to the persons making the request within 30 days thereafter. A copy of the statement shall be kept on file in the principal office of the corporation for 12 months and it shall be exhibited at all reasonable times to any shareholder demanding an examination of it or a copy shall be mailed to such shareholder.

         Section 6. Directors' Right of Inspection. Every director shall have the absolute right at any reasonable time to inspect all books, records, documents of every kind, and the physical properties of the corporation and of its subsidiary corporations. Such inspection may be made in person or by agent or attorney, and the right of inspection includes the right to make extracts.

         Section 7. Shareholders' Right of Inspection. The share register or duplicate share register, the books of account, and minutes of proceedings of the shareholders and the Board of Directors and of executive committees of the directors shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate at any reasonable time for a purpose reasonably related to his interests as a shareholder or as the holder of such voting trust certificate, and shall be exhibited at any time when required by the demand at any shareholders' meeting of 10 per cent of the shares represented at the meeting. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to make extracts. Demand of inspection, other than at a shareholders' meeting, shall be made in writing upon the President, Secretary, Assistant Secretary, or General Manager of the corporation.

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                                    ARTICLE V

                             EXECUTION OF DOCUMENTS

         Section 1. Execution of Negotiable Instruments. All checks, drafts, notes, bonds, bills of exchange and orders for the payment of money of the corporation shall, unless otherwise directed by the Board of Directors or unless otherwise required by law, be signed by any two of the following officers: the President, a Vice-President, Treasurer, Secretary or assistant to any of the preceding.

         Section 2. Execution of Deeds, Contracts, etc. Subject always to the specific directions of the Board of Directors, all deeds and mortgages made by the corporation and all other written contracts and agreements to which the corporation shall be a party shall be executed in its name by the President or one of the Vice-Presidents and by the Secretary or an Assistant Secretary; and the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto.

                                   ARTICLE VI

                                 CORPORATE SEAL

         The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its corporation, and the word "CALIFORNIA".

                                   ARTICLE VII

                                     BY-LAWS

         Section 1. General Scope of the By-Laws. The particular powers and provisions enumerated in these By-Laws are not intended to be, or to be construed to be, an exclusion of or a limitation upon the exercise of any right, privilege or power which the corporation may lawfully regulate or delegate in or by its by-laws, and as to any matter which may hereafter arise and which is not specifically provided for by these By-Laws, the directors shall have the right to act as the majority of them may determine, provided such action is not contrary to the laws of the State of California governing corporations.

         Section 2. By-Laws to be Kept at Office. A copy of these By-Laws as amended and altered up to date, certified by the Secretary

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of this corporation, shall be kept at the principal office of the corporation, and shall be open to inspection by the shareholders at all reasonable times during office hours.

         Section 3. Amendments of By-Laws.

         (a) By Shareholders. By-Laws may be adopted, amended or repealed by the vote or the written assent of shareholders entitled to exercise a majority of the voting power of the corporation.

         (b) By Directors. By-Laws may be adopted, amended or repealed by the Board of Directors, except that a by-law or amendment thereof changing the authorized number of directors may not be repealed or amended by the directors.

                                  ARTICLE VIII

                     STOCK CERTIFICATES: TRANSFER OF SHARES

         Section 1. Certificates for Shares. Certificates for shares shall be of such form and device as the Board of Directors may designate. Each certificate shall state:

                  (a) The name of the record holder of the shares repre-sented thereby.

                  (b) The number, designation, if any, and class or series of shares represented thereby.

                  (c) The par value, if any, of the shares represented thereby, or a statement that the shares are without par value.

                  (d) A statement of the rights, preferences, privileges and restrictions, if any.

                  (e) If the shares are redeemable, a statement of that fact and the redemption price.

                  (f) If the shares are convertible, a general statement of the essential terms and period for conversion.

                  (g) If the shares are subject to liens or to restrictions upon transfer or upon the voting power, the fact shall be indicated.

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

                  (h) If the shares are assessable, or if assessments are collectible by personal action, the fact shall be plainly stated on the face of the certificate.

         Section 2. Execution of Certificate. Every certificate for shares shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary or must be authenticated by facsimiles of the signatures of the President and Secretary or by a facsimile of the signature of the President and the written signature of the Secretary or an Assistant Secretary. Before it becomes effective, every certificate for shares authenticated by a facsimile of a signature shall be countersigned by a transfer agent or transfer clerk and registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

         Section 3. Consideration for Shares.

         (a) The shares of stock shall be issued for any or all of the fol-lowing considerations, as shall be fixed from time to time by the Board of
Directors:

                  (1)  Money Paid.

                  (2)  Labor done.

                  (3)  Services actually rendered.

                  (4)  Debts or securities cancelled.

                  (5) Tangible or intangible property actually received by the corporation.

                  (6) Amounts transferred from surplus to stated capital upon the issue of shares as a dividend.

                  (7) Amounts transferred from surplus to stated capital upon a stock split, reverse stock split, reclassification of outstanding shares into shares of another class, conversion of outstanding shares into shares of another class, exchange of outstanding shares into shares of another class, increase in the per-share par value, or other change affecting outstanding shares, which results in an increase in the aggregate par value of the outstanding shares.

         (b) No certificate shall be issued for any share until such share is fully paid.

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

         Section 4. Transfer of Stock. Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         Section 5. Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board of Directors may require the owner of such lost, stolen Or destroyed certificate, or his legal representative, to furnish affidavit as to such loss, theft or destruction and to give bond in such form and substance, and with such surety or sureties, as it may direct, to indemnify the corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.

         Section 6. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars, each of whom shall be an incorporated bank or trust company, either domestic or foreign, which may be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

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

                            CERTIFICATE OF SECRETARY

         I HEREBY CERTIFY that I am the duly elected, qualified and acting Secretary of STAR-KIST SAMOA, INC. and that the above and foregoing By-Laws were adopted as the By-Laws of said corporation on the 26th day of March, 1963, by the persons appointed in the Articles of Incorporation to act as the first directors of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of March, 1963.

                                                /s/ JOHN D. WARDROP
                                                -------------------------------
                                                JOHN D. WARDROP, Secretary

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